State of Delaware

                Office of the Secretary of State

 ______________________________________________________________

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF DESIGNATION OF "XCL LTD.", FILED IN THIS OFFICE ON THE FOURTH DAY OF MARCH, A.D. 1998, AT 4:30 O'CLOCK P.M.



              [GREAT SEAL OF THE STATE OF DELAWARE]



 [SEAL OF SECRETARY OF STATE]  /s/ Edward J. Freel
                              ____________________________
                              Edward J. Freel, Secretary of State

2147839     8100                 AUTHENTICATION:      8955712

981085154                                  DATE:      03/05/98

     CERTIFICATE OF DESIGNATION
     OF
     AMENDED SERIES B, CUMULATIVE CONVERTIBLE PREFERRED STOCK
     OF
     XCL LTD.

     _____________________________________________

     Pursuant to Section 151 of the
     General Corporation Law of the State of Delaware


           XCL  Ltd., a corporation organized and existing  under

the  laws  of  the  State  of Delaware  (the  "Company"),  HEREBY

CERTIFIES that the resolutions set forth below were duly  adopted by  the  Board of Directors of the Company pursuant to  authority conferred  upon the Board of Directors by the provisions  of  the

Amended and Restated Certificate of Incorporation of the Company,

which  authorizes  the  issuance of up  to  2,400,000  shares  of

Preferred  Stock,  par value $1.00 per share, and  in  accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, respectively:

            WHEREAS,  the  holders  of  all  of  the  issued  and

outstanding   shares  of  the  Company's  Series  B,   Cumulative

Preferred  Stock, par value $1.00 per share (the  "Old  Series  B

Preferred Stock") wish to exchange such shares for the equivalent number  of  shares  of  a  new series of Preferred  Stock  to  be designated  Amended  Series B, Cumulative  Convertible  Preferred

Stock,  plus  additional shares of Amended Series  B,  Cumulative

Convertible Preferred Stock constituting payment in kind  of  all accrued and unpaid dividends on the Old Series B Preferred Stock,

with  the powers, preferences, rights and restrictions set  forth in Exhibit A hereto; and

           WHEREAS, the Board deems it desirable and in the  best

interests of the Company to effectuate such exchange; it was

           RESOLVED, that, pursuant to such exchange, all of  the

issued and outstanding shares of the Old Series B Preferred Stock be  reacquired  by  the Company from the holders  thereof,  Arbco

Associates,  L.P.,  Kayne  Anderson Non-Traditional  Investments,

L.P.,  Offense Group Associates, L.P. and Opportunity Associates,

L.P.,  each  a  California  limited partnership  (the  "Series  B

Holders"),  retired  and cancelled, simultaneously  with  and  in exchange for the issuance of 44,465 shares of the Amended  Series

B Preferred Stock (as defined below) to the Series B Holders, and that the Company issue 2,260 shares of Amended Series B Preferred

Stock  to  the  Series B Holders in payment of  all  accrued  and unpaid  dividends on the Old Series B Preferred Stock,  all  such newly  issued shares of Amended Series B Preferred  Stock  to  be allocated  among the Series B Holders pursuant to the request  of

KAIM  Non-Traditional, L.P., the general partner of each  of  the

Series B Holders; and

            FURTHER  RESOLVED, that the Company establish  a  new

series  of  Preferred Stock, par value $1.00  per  share,  to  be designated as Amended Series B, Cumulative Convertible  Preferred

Stock  ("Amended  Series B Preferred Stock"),  70,000  shares  of which are hereby authorized for issuance; and

           FURTHER  RESOLVED,  that the powers,  preferences  and

relative,  participating, optional or other special  rights,  and the  qualifications, limitations and restrictions thereof, of the

Amended Series B Preferred Stock, in addition to those stated  in

Article  FOURTH  of  the  Amended  and  Restated  Certificate  of

Incorporation  which  are applicable to all series  of  Preferred

Stock,  are  hereby  established as set  forth  in  the  attached

Exhibit A; and.

           FURTHER RESOLVED, that the Executive Committee of  the

Board  of Directors is hereby authorized to make such changes  to

Exhibit  A  of  this  resolution as  it  may  deem  necessary  or desirable, except with respect to the voting rights provided  for therein.



            IN  WITNESS  WHEREOF,  the  Company  has  caused  its

corporate seal to be hereunto affixed and this certificate to  be signed  by  Benjamin Blanchet, its Executive Vice President,  and

attested  by  Lisha Falk, its Secretary, this 3rd day  of  March,

1998.


                                        XCL LTD.


                                        /s/ Benjamin B. Blanchet

                                        Benjamin Blanchet
                                        Executive Vice President
[Corporate Seal]

ATTEST:

/s/ Lisha C. Falk

Lisha Falk
Secretary
                                             EXHIBIT A


      E. The Corporation shall have the authority to issue up to 70,000 shares of Preferred Stock designated Amended Series B, Cumulative Convertible Preferred Stock (the "Amended Series B Preferred Stock"), each share of Amended Series B Preferred Stock being identical with each other share of Amended Series B
Preferred Stock and all shares of Amended Series B Preferred Stock having the following characteristics, rights and preferences:

     Paragraph 1.  Designation and Amount.

           The shares of this series of Preferred Stock shall be designated as Amended Series B, Cumulative Convertible Preferred Stock, par value of $1.00 per share ("Amended Series B Preferred Stock"), and the number of shares constituting such series shall be 70,000.

     Paragraph 2.  Definitions.

           The following terms, not defined elsewhere herein, shall have the following meanings:

           "Amended  Series A Preferred Stock" means the  Amended
     Series A, Cumulative Convertible Preferred Stock, par  value
     $1.00 per share, of the Company.

           "The American Stock Exchange" means the American Stock
     Exchange, Inc.

           "Board of Directors" means the Board of Directors of the Company as may be constituted from time to time.

           "Business Day" means any day (other than a Saturday, Sunday or public holiday in the Borough of Manhattan, City of New York, New York) on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

          "Closing Price" of a security on any day means the last sales price, regular way, per share of such security on such day as reported in the principal consolidated reporting system with respect to such security listed on The American Stock Exchange or The New York Stock Exchange or, if the shares of such security are not listed or admitted to trading on The American Stock Exchange or The New York Stock Exchange, the middle market quotations for the shares of such security (derived from The London Stock Exchange Daily Official List) listed or admitted to trading on The London Stock Exchange, or if the shares of such security are not listed or admitted to trading on The London Stock Exchange, the last sales price as reported in the Nasdaq National Market, or if the shares of such security are not listed or admitted to trading in the Nasdaq National Market, the average of the high bid and low asked prices in the over-the-counter market as reported by the Nasdaq Stock Market, or if the bid and asked prices on each such day shall not have been reported through the Nasdaq Stock Market, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or a committee thereof on each Trading Day during such trading periods. In any of such alternate cases when such security is not traded in prices expressed in Dollars, such Closing Price shall be converted into Dollars at the spot market exchange rate of pounds sterling
     (UK) into Dollars as quoted by The Chase Manhattan Bank on the date of determination.

           "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

            "Company"  or  "XCL"  means  XCL  Ltd.,  a   Delaware
     corporation.

          "Directors" means the directors of the Company.

           "Dividend Stock" means the shares of Common Stock or Amended Series B Preferred Stock paid to holders of Amended
     Series B Preferred Stock in lieu of a cash dividend as provided in Section 3(b) hereof.

          "$" means Dollars.

          "Dollars" means the freely transferable currency of the USA.

           "Redemption Stock" means the shares of Common Stock that may be issuable by the Company upon redemption of the Amended Series B Preferred Stock as hereinafter provided.

          "Shareholders" means the holders of the Common Stock.

           "Stock Option Plans" means the Incentive and (non-qualified) Stock Option Plans adopted by the Company for employees and certain other individuals rendering services to the Company.

           "The  London  Stock Exchange" means The  London  Stock
     Exchange Limited.

           "The New York Stock Exchange" means The New York Stock
     Exchange. Inc.

           "Trading Day" means a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such security are not so listed or admitted to trading, a Business Day.

           "Transfer  Agent"  means the transfer  agent  for  the
     Amended   Series  B  Preferred  Stock  from  time  to   time
     obtaining.

           "UK" and" "United Kingdom" means the United Kingdom of
     Great Britain and Northern Ireland.

          "USA" and "US" means the United States of America.

     Paragraph 3.     Dividends and Distributions.

           (a) Each share of Amended Series B Preferred Stock shall entitle the record holder to receive, out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends in cash at the annual rate of $9.50 per share, which shall be payable in arrears in equal semi-annual installments on June 30th and December 31st, or in the event any such date is a Saturday, Sunday or public holiday in the Borough of Manhattan, the City of New York, New York, on the first Business Day following such date (hereinafter a "Dividend Payment Date") in each year, provided, however, that the dividend payable on the first such Dividend Payment Date occurring after March 3, 1998 shall be equal to the product obtained by multiplying $4.75 by a fraction, the denominator of which shall be 182 and the numerator of which shall be the number of days expired in the period between March 4, 1998 (the "Issuance Date") and such first Dividend Payment Date (inclusive of both such dates); provided, however, that if as of the tenth Business Day prior to any such Dividend Payment Date the Board of Directors has neither (i) declared a cash dividend of $9.50 per share nor (ii) delivered written notice of the Company's election to pay a dividend hereunder in kind in shares of Common Stock or Amended Series B Preferred Stock, as elected by the holder of the Amended Series B Preferred Stock, the Company shall, to the extent legally and contractually permitted, declare a dividend and use its best efforts to pay such dividend in shares of Common Stock or Amended Series B Preferred Stock, as elected by the holder of the Amended Series B Preferred Stock, as set forth in sub-paragraph 3(b).

           (b) The Company may, at its option exercised by written notice to the holders of the Amended Series B Preferred Stock given at least ten (10) Business Days prior to the Dividend Payment Date, elect to pay any dividend due and payable hereunder, and the Company shall to the extent required by sub-paragraph 3(a), in kind in shares of either Common Stock or Amended Series B Preferred Stock, at the option of the holder, in-lieu of a dividend payment in cash. The amount of shares of Dividend Stock issuable to each holder of Amended Series B Preferred Stock pursuant to this sub-paragraph 3(b) on each such Dividend Payment Date shall equal 0.0475 shares of Dividend Stock per share of Amended Series B Preferred Stock held by such holders if the Dividend Stock is Amended Series B Preferred Stock and shall equal the number of shares of Common Stock equal to the quotient obtained by dividing $4.75 by the lowest average Closing Price per share of Common Stock as calculated for the last 5, 10 and 30 Trading Days preceding the Dividend Payment Date if the Dividend Stock is Common Stock. No fractional shares of Dividend Stock shall be issued by the Company. Instead of any fractional share of Dividend Stock that would otherwise be issuable to a holder by way of a dividend on the Amended Series B Preferred Stock, the Company shall either (i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of $4.75 computed to the nearest whole cent or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Company shall elect so to aggregate and sell such fractional shares, it shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares. The amount of Dividend Stock issuable to a holder by way of a dividend shall be computed on the basis of the aggregate number of shares of Amended Series B Preferred Stock registered in such holder's name on the record date fixed for the payment of such dividend. Dividends payable on the Amended Series B Preferred Stock for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months.

           (c) Dividends shall be cumulative, whether or not earned and whether or not surplus shall be available therefor and shall commence to accrue and accumulate from day to day from the Issuance Date. Such accumulation shall include, if not paid, the dividend payable on such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Such dividends shall be declared and set apart or paid before any dividends (other than dividends payable in Common Stock) shall be paid on the Common Stock. No dividend shall be paid upon or set apart for shares of any other class of stock of XCL (other than shares of preference stock ranking pari passu with the Amended Series B Preferred Stock) until all dividend arrears on the Amended Series B Preferred Stock shall be fully paid. The shares of Amended Series B Preferred Stock shall rank pari passu with the shares of the Amended Series A Preferred Stock with respect to the payment of dividends.

           (d) Dividends paid on the shares of Amended Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Amended Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     Paragraph 4.     Dissolution, Liquidation or Winding Up.

          In the event of any dissolution, liquidation or winding up of the affairs of XCL, after payment or provision for payment of the debts and other liabilities of XCL, the registered holders of Amended Series B Preferred Stock shall be entitled to share on a pro rata basis with the shares of Amended Series A Preferred Stock and all other series of XCL's preference stock ranking on a parity with the Amended Series B Preferred Stock in respect of distributions upon dissolution, liquidation or winding up of the Company and to receive, out of the net assets of XCL, $100.00 per share, plus an amount equal to all the dividend arrears on each such share up to the date fixed for distribution and no more, before distribution shall be made to the holders of the Common Stock or any other shares ranking junior to the Amended Series B Preferred Stock in respect of distributions upon dissolution, liquidation or winding up of the Company. Neither the merger or consolidation of XCL, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of XCL within the meaning of this Paragraph 4.

     Paragraph 5.  Redemption.

            The  Amended  Series  B  Preferred  Stock  shall   be
     redeemable at the redemption price specified below and on the following terms and conditions:

           (a) Amended Series B Preferred Stock is redeemable at the option of the holder at any time after December 21, 2001 ("Optional Redemption"), at $100.00 per share plus an amount equal to the accrued and unpaid dividends thereon to the Redemption Date (as hereinafter defined), whether or not earned and whether or not surplus is available therefor, payable out of funds legally available therefor. In order to exercise an Optional Redemption, such holder must give written notice of such redemption to the Company ninety (90) calendar days prior to the redemption date ("Redemption Date"). In the event funds are legally available to redeem only a portion of the Amended Series B Preferred Stock outstanding, such funds shall be applied to redemption to the extent available and the shares to be redeemed shall be selected by lot as determined by the Board of Directors and the remainder of the shares to be redeemed shall be promptly redeemed as funds become legally available. Each holder so electing to have the Company redeem its shares of Amended Series B Preferred Stock shall elect such redemption with respect to at least 5,000 such shares registered in its name on the Redemption Date; provided, however, that a holder of less than 16,667 shares of Amended Series B Preferred Stock so electing to have the Company redeem any of its shares of Amended Series B Preferred Stock shall elect such redemption with respect to all such shares registered in its name on the Redemption Date.

           (b) In the event of an Optional Redemption, the Company may elect, at its option, to pay the redemption price by issuing shares of Redemption Stock to those holders of Amended Series B Preferred Stock who have elected to redeem their shares of Amended Series B Preferred Stock, provided the Company's Common Stock is then listed on The American Stock Exchange, The New York Stock Exchange or The London Stock Exchange or is admitted to trading in Nasdaq National Market. In the event the Company elects to pay the redemption price in shares of Redemption Stock, the Company shall advise the holders by written notice within thirty
     (30) calendar days after receipt of written notice of such holders' election to redeem shares of Amended Series B Preferred Stock. The number of shares of Redemption Stock so to be issued to such holders shall equal the product of the number of shares of Amended Series B Preferred Stock registered in the name of each such holder, multiplied by the quotient obtained by dividing the sum of $100.00 plus an amount equal to the accrued and unpaid dividends on each share of Amended Series B Preferred Stock to the Redemption Date by the lowest average Closing Price per share of the Common Stock as calculated for the last 5, 10 and 30 Trading Days preceding the Redemption Date. Issuance and delivery of the Redemption Stock to such holders shall be effected by the Company or the Redemption Agent (as hereinafter defined) in the same manner and to the same effect as the payment of the redemption price in cash in accordance with the procedures set forth in sub-paragraph 5(c) below.

           (c) If a holder of record submits to the Company, on or prior to a Redemption Date, the certificate or certificates for the Amended Series B Preferred Stock to be redeemed, with the redemption notice thereon appropriately completed, the redemption price shall be payable as soon as practicable thereafter, but in any event no later than ten
     (10)  Business  Days  after receipt of such  certificate  or certificates. The Company may deposit the aggregate redemption price in trust with a bank or trust company (in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, City of New York, New York, and having capital surplus and undivided profits aggregating at least $25,000,000) as the "Redemption Agent", for payment to the holders so the shares so to be redeemed, upon surrender (and endorsement, if required by the Board of Directors) of the certificates for such shares. Upon a Redemption Date (unless the Company shall fail to make payment or deposit of the redemption price as above set forth), each holder of the shares of Amended Series B Preferred Stock so to be redeemed shall cease to be a shareholder with respect to such shares and shall have no interest in, or claim against, the Company and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from such bank or trust company, or from the Company, without interest thereon, upon surrender (and endorsement if required by the Board of Directors) of the certificates; and the shares represented thereby shall no longer be deemed to be outstanding. In the event the holder of any shares of Amended Series B Preferred Stock shall not, within six years after such deposit claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Company such unclaimed amount so deposited, and the depositary shall thereupon be relieved of all responsibility therefor to such holder.

            (d)      Notwithstanding  anything  to  the  contrary
     contained herein, if, in the event of an Optional Redemption, the Company is unable to redeem all of the shares of Amended Series B Preferred Stock because such redemption would violate the applicable laws of the State of Delaware, or if such redemption would create any liability on the part of the directors of the Company under any provisions of the Delaware General Corporation Law or any successor law thereto, then the Company shall redeem only such number of shares as shall not violate such laws or create such liability and shall redeem all remaining shares subject to the redemption notice as soon thereafter as the restrictions precluding such redemption or imposing such liability shall no longer be applicable.

     Paragraph 6.  Voting Rights.

           Except as may be otherwise provided herein or in this Restated Certificate of Incorporation of XCL, as amended from time to time with the consent of the holders of Amended Series B Preferred Stock, provided such consent is required to be obtained hereunder, or as required by applicable law:

           (a) The Amended Series B Preferred Stock shall vote together with the Common Stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Amended Series B Preferred Stock shall entitle the holder thereof to cast 50 votes on all matters on which the Amended Series B Preferred Stock shall vote with the Common Stock. No adjustment shall be made in the voting rights per share of the Amended Series B Preferred Stock on any matters (including, without limitation, the voting rights set forth in this Section 6 and in Sections 7 and 8 hereof) upon any increase or decrease in the number of shares outstanding of any class of stock which is also entitled to vote on such matters;

          (b) The Amended Series B Preferred Stock shall vote as a separate class on any resolution proposed for adoption by the stockholders of the Company which seeks to amend, alter or repeal, the provisions of XCL's Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation of the Amended Series B Preferred Stock designating the Amended Series B Preferred Stock and the preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the Amended Series B Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the issued Amended Series B Preferred Stock or the creation and issue of other series of preference stock (whether or not denominated in Dollars), or any increase in the amount of authorized shares of Amended Series B Preferred Stock, in each case either being Parity Stock (as defined below) or junior to the Amended Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up and with or without similar voting rights will not be deemed to affect adversely such rights, preferences, privileges or voting powers of the Amended Series B Preferred Stock;

           (c) Except in the event that arrangements are or have been offered to the holders of the Amended Series B Preferred Stock which ensure that the rights of such holders would not be prejudiced, XCL will ensure that no plan of compromise or arrangement affecting the Common Stock shall become effective unless the holders of the Amended Series B Preferred Stock shall be parties to the plan and unless the plan shall be approved by the holders of at least two thirds of the then issued and outstanding shares of Amended Series B Preferred Stock, voting as a class together with all other series of preference stock ranking on a parity with the Amended Series B Preferred Stock as to the right to receive any dividends and any payment or distribution of assets upon dissolution, liquidation or winding up (herein referred to as "Parity Stock"). The Amended Series A Preferred Stock shall be deemed Parity Stock for all purposes herein.

           (d)   In  the case of a vote on a resolution regarding
     (i) the capital reorganization, dissolution or liquidation of XCL; or (ii) any matter for which the consent of the holders of Amended Series B Preferred Stock is sought in accordance with the provisions of sub-paragraphs 6(b) or 6(c) or Paragraphs 7 or 8 hereof; every record holder of Amended Series B Preferred Stock who is present at that meeting in person or by proxy shall be entitled to cast one
     (1) vote for each share of Amended Series B Preferred Stock registered in its name (voting (A) as a separate class with respect to the matters set forth in sub-paragraph 6(b) and
     (B) together with all other Parity, Stock with respect to the matters set forth in sub-paragraphs 6(c) and 6(d)(i) and Paragraphs 7 and 8) and the decision of at least two thirds of the votes cast at the meeting by such holders (as to any matters set forth in clause (A) above) and such, holders and the holders of any Parity Stock (as to any matters set forth in clause (B) above) shall be determinative of the matter so long as a quorum (as defined in sub-paragraph 6(e) below) is present; provided that in the case of sub-paragraph 6(d)(ii) above such consent may be sought without a meeting and shall be deemed to be granted upon the receipt of the written consent of at least two thirds of the then issued and outstanding shares of stock entitled to vote on such matter as a class.

           (e) At each meeting of stockholders at which the holders of the Amended Series B Preferred Stock shall have the right to vote as a separate class or together with any other class of stock, the presence in person or by proxy of the holders of record of a majority of the total number of shares of stock entitled to vote as a single class then outstanding shall be necessary and sufficient to constitute a quorum of such class for the transaction of business by such stockholders as a class. At any such meeting or adjournment thereof:

           (i) the absence of a quorum of the holders of the Amended Series B Preferred Stock shall not prevent the election of Directors or the transaction of business other than the transaction of business with respect to which the holders of the Amended Series B Preferred Stock are entitled to vote as a separate class and the absence of a quorum of the holders of any other class of stock for the election of Directors or the conduct of such other business shall not prevent the conduct of business on which the Amended Series B Preferred Stock is entitled to vote as a separate class, and

           (ii) in the absence of any such quorum, the holders present in person or by proxy of the class or classes which lack a quorum shall have the power to adjourn (for a period of up to 30 days) the meeting for the election of Directors which they are entitled to elect from time to time, or for the conduct of such business, without notice other than announcement at the meeting until a quorum shall be present.

     Paragraph 7.  Further Issues: Par Value.

           So long as any shares of Amended Series B Preferred Stock remain outstanding, XCL will not without the affirmative vote or consent of the holders of the Amended Series B Preferred Stock and any Parity Stock, in each case outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the Amended Series B Preferred Stock with respect to payment of dividends or distribution of assets on dissolution, liquidation or winding up or which may be convertible into any class of shares ranking as regards participation in dividends or the distribution of assets on dissolution, liquidation or winding up senior to the Amended Series B Preferred Stock; or (ii) increase or decrease the par value of the Common Stock.

     Paragraph 8.  Other Matters.

          So long as any Amended Series B Preferred Stock remains issued and outstanding then:

           (a) except as authorized by the adoption of an appropriate resolution by the affirmative vote or consent of the holders of the Amended Series B Preferred Stock and any Parity Stock in accordance with sub-paragraph 6(d):

           (i) XCL will not purchase any of its own outstanding shares of Common Stock otherwise than (A) in accordance with XCL's Stock Option Plans to the extent Common Stock is used to satisfy the exercise of stock options granted thereunder; or (B) pursuant to a resolution of the Shareholders adopted at an Extraordinary General Meeting held on December 4, 1987; and

            (ii) XCL shall cause the Group not to incur Indebtedness which shall exceed in aggregate principal amount an amount equal to 200 percent of the amount of Shareholders' Equity of the Group as reported in XCL's Latest Consolidated Balance Sheet.

          For the purposes of sub-paragraph (ii) above:

          (A) "Indebtedness" means all borrowed moneys and shall be deemed to include to the extent not otherwise taken into account:

          (1) the principal amount raised in respect of loans or acceptances by any bank or accepting house under any loan facility or acceptance credit opened on behalf of and in favor of XCL and any corporation a majority of whose shares of voting securities are owned by XCL (a "Subsidiary");

          (2) the principal amount of any debentures (secured or unsecured) of XCL or any Subsidiary; and

          (3) the principal amount for which XCL is liable as a guarantor of, or surety for the obligations of a third party;

     But shall not include, as determined in accordance with generally accepted U.S. accounting principles:

          (1)     intra-Group debt;

          (2) the amount of all consolidated current liabilities of XCL and its Subsidiaries incurred in the ordinary course of business, other than for current maturities of long term debt and other than short term borrowings;

          (3)     deferred revenues; and

          (4)     deferred U.S. taxes.

           (B) "Shareholders' Equity" means the aggregate amount appearing as shareholders' equity in the applicable Latest Consolidated Balance Sheet as determined in accordance with generally accepted US accounting principles;

           (C) "Latest Consolidated Balance Sheet" means at any date the then latest published consolidated balance sheet of the Group prepared in accordance with generally accepted US accounting principles and which has been audited and has been reported on by XCL's auditors for the time being.

          (D) "the Group" means XCL and its Subsidiaries from time to time.

           (b) XCL shall concurrently send a copy of every report and financial statement sent to its Shareholders to every holder of Amended Series B Preferred Stock.

     Paragraph 9.  Reacquired Shares.

           Any shares of the Amended Series B Preferred Stock redeemed or purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Amended Series B Preferred Stock, par value $1.00, and may be reissued as Amended Series B Preferred Stock or part of a new series of preference stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

     Paragraph 10.     Conversion Privilege

                (a) Right of Conversion. At any time on or after the earlier of the effective date of the registration of the Conversion Stock (as defined herein) under the Securities Act of 1933, as amended (the "Securities Act") or August 31, 1998 (the "Conversion Date"), each share of Amended Series B Preferred Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock ("Conversion Stock"), at a conversion rate per full share of Amended Series B Preferred Stock determined by dividing $100.00 by the conversion price per share of
       Common Stock in effect on the date such share is surrendered for conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Paragraph 10, except that if shares have been called for redemption, the conversion right will terminate as to the shares called for redemption at 5:00 p.m. New York City time, on the business day prior to the date fixed for such redemption. For purposes of this resolution, the "conversion price" per share of Amended Series B Preferred Stock shall initially be (i) in the event the Conversion Stock shall be registered under the Securities Act, $4.75 or (ii) in the event the Conversion Stock shall not be so registered, $3.80, and, in either case, the conversion price shall be adjusted from time to time in accordance with the provisions of this Paragraph 10. For purposes of this resolution, the "conversion rate"
       per share of Amended Series B Preferred Stock shall initially be 21.0526 shares of Conversion Stock in the event the Conversion Stock shall be registered under the Securities Act and 26.3158 in the event the Conversion Stock shall not be so registered and shall be adjusted from time to time in accordance with the provisions of this Paragraph 10. Each share of Amended Series B Preferred Stock may be converted in whole only.

                (b) Conversion Procedures. Any holder of shares of Amended Series B Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Amended Series B Preferred Stock at the office of the transfer agent for the Amended Series B Preferred Stock, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by irrevocable written notice to the Company that the holder elects to convert such shares of Amended Series B Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

                Except as otherwise described in Paragraph 10(i) or in this sub-paragraph, no payments or adjustments in respect of dividends on shares of Amended Series B Preferred Stock surrendered for conversion, whether paid or unpaid and whether or not in arrears, or on account of any dividend on the Conversion Stock issued upon conversion shall be made by the Company upon the conversion of any shares of Amended Series B Preferred Stock at the option of the holder. The holder of record of shares of Amended Series B Preferred Stock on a dividend record date who surrenders such shares for conversion during the period between such dividend record date and the corresponding Dividend Payment Date will be entitled to receive the dividend on such Dividend Payment Date notwithstanding the conversion of such shares; provided, however, that unless such shares, prior to such surrender, had been called for redemption on a redemption date during the period between such dividend record date and the Dividend Payment Date, such shares must be accompanied, upon surrender for conversion, by payment from the holder to the Company of an amount equal to the dividend payable on such shares on that Dividend Payment Date.

                The Company shall, as soon as practicable after such surrender of certificates evidencing shares of Amended Series B Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Amended Series B Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Amended Series B Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Amended Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 (c) Adjustment of Conversion Price and Conversion Rate. The conversion price at which a share of Amended Series B Preferred Stock is convertible into Common Stock, and the conversion rate at which shares of Conversion Stock are issuable upon conversion of Amended Series B Preferred Stock, shall be subject to adjustment in certain events including, without duplication, the following:

                    (i) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock to all holders of its Common Stock, the conversion price in effect at the opening of business on the business day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting or included in such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                     (ii)      In case the Company shall  pay  or
       make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share (determined as provided in paragraph (vi) of this Paragraph 10(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this paragraph (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                     (iii)      In  case  outstanding  shares  of
       Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                    (iv)     Subject to the last sentence of this
       paragraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph (ii) of this Paragraph 10(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (i) of this Paragraph 10(c)), the conversion price in effect on the day following the date fixed for the payment of such distribution (the date fixed for payment being referred to as the "Reference Date") shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Paragraph 10(c)) of the Common Stock on the Reference Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, and the denominator shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share of Common Stock pursuant to paragraph (vi) of this Paragraph 10(c). For purposes of this paragraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any conversion price reduction required by this paragraph (iv)) immediately followed by
       (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by paragraph (i) or
       (ii) of this Paragraph 10(c)), except (1) the Reference Date of such dividend or distribution as defined in this paragraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of paragraphs (i) and
       (ii) of this Paragraph 10(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (i) of this Paragraph 10(c).

                    (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock in cash (excluding (A) cash that is part of a distribution referred to in paragraph (iv) above and (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraphs (i), (ii), (iii),
       (iv) and (v) of this Paragraph 10(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the Market Price per share (determined as provided in paragraph (vi) of this Paragraph 10(c)) of the Common Stock as of the trading day next preceding the date of declaration of such dividend, the conversion price in effect immediately prior to the opening of business on the day following the date fixed for the payment for such distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the Market Price per share (determined as provided in paragraph (vi) of this Paragraph 10(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock, and the denominator of which shall be such Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                     (vi)      For the purpose of any computation
       under paragraph (ii), (iii), (iv) or (v) of this Paragraph 10(c) or Paragraph 10(d), the Market Price per share of Common Stock on any date shall be deemed to be the average of the Market Prices for the five consecutive trading days ending with and including the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (i), (ii), (iii), (iv) or (v) above ("Other Event") occurs after the fifth trading day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Market Price for each trading day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (B) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Market Price for each trading day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (C) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (A) and (B) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (D) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (B) of this proviso, the Market Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Paragraph 10(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets  being  distributed  applicable  to  one  share  of
       Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchanges or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. As used in this Paragraph 10(c) or in Paragraph 10(d), the term "Market Price" of the Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case reported on The American Stock Exchange Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on The American Stock Exchange on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market or, if not listed or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any American Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

                     (vii)      No  adjustment in the  conversion
       price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                     (viii)     Whenever the conversion price  is
       adjusted as herein provided:

                (A) the Company shall make an appropriate corresponding proportional adjustment to the conversion rate which shall become effective when the adjustment to the conversion price becomes effective;

                (B) the Company shall compute the adjusted conversion price and conversion rate and shall prepare a certificate signed by a Vice President or the Treasurer of the Company setting forth the adjusted conversion price and conversion rate and showing in reasonable detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the transfer agent for the Amended Series B Preferred Stock; and

                 (C) as soon as practicable after the adjustments, the Company shall mail to all record holders of Amended Series B Preferred Stock at their last addresses as they shall appear in stock transfer books of the Company a notice stating that the conversion price and conversion rate have been adjusted and setting forth the adjusted conversion price and conversion rate.

                     (ix)      The Company from time to time  may
       reduce the conversion price or increase the conversion rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors has made a determination that such reduction (or increase) would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced (or the conversion rate increased) pursuant to the preceding sentence, the Company shall mail to the record holders of Amended Series B Preferred Stock a notice of the reduction (or increase) at least fifteen (15) days prior to the date the reduced conversion price (or increased conversion rate) takes effect, and such notice shall state the reduced conversion price (or increased conversion rate) and the period it will be in effect.

                (d)      No  Fractional  Shares.   No  fractional
       shares of Common Stock shall be issued upon conversion of the Amended Series B Preferred Stock. If more than one certificate evidencing shares of Amended Series B Preferred Stock shall be surrendered for conversion at such time by the holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Amended Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Amended Series B Preferred Stock, the Company shall either (i) pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Market Price for the shares of Common Stock as of the day of such conversion or (ii) aggregate all such fractional shares into a whole number of shares and sell such aggregated fractional shares on behalf of the holders entitled thereto in a public or private sale and distribute the net cash proceeds from the sale thereof to such holders pro rata. If the Company should so elect so to aggregate and sell such fractional shares, it shall be entitled to retain the services of a third party to effect any such aggregation and/or sale and shall endeavor to use its best efforts to secure the best available sales price for such shares but shall not be obligated to secure the highest price obtainable for such shares.

               (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction pursuant to which the Common
       Stock is converted into the right to receive other securities, cash or other property (including, without limitation, any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any share exchange), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Amended Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such transaction, provided, however, that if the holders of Common Stock were entitled by the terms of the transaction to make an election to receive securities, cash or property, or any combination of the foregoing, lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Amended Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash or other property receivable upon such transaction by a holder of the number of shares of Common Stock who made one of the elections provided for in such transaction (as determined by the Board of Directors, whose determination shall be conclusive) into which such share might have been converted immediately prior to such transaction. The Company or the person formed by such consolidation or resulting from such merger or which acquires such shares or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituting document to establish such right. Such certificate or articles of incorporation or other constituting document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituting document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 10. The above provisions shall similarly apply to successive transactions of the foregoing type.

                (f) Reservation of Shares; Etc. The Company shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued Common Stock and/or Common Stock held in treasury, solely for the purpose of effecting the conversion of the Amended Series B Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Amended Series B Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, in good faith and as expeditiously as possible, endeavor to cause the authorized number of shares of Common Stock to be increased (or combine or repurchase its outstanding shares of Common Stock) if at any time the number of shares of authorized and unissued Common Stock and/or Common Stock held in treasury, shall not be sufficient to permit the conversion of all the then outstanding shares of Amended Series B Preferred Stock.

                If any shares of Common Stock required to be reserved for the purposes of conversion of the Amended Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Amended Series B Preferred Stock, for so long as the Common Stock continues to be so listed.

               (g)     Prior Notice of Certain Events.  In case:

                     (i)      the  Company shall (A) declare  any
       dividend (or any other distribution) on its Common Stock, other than (1) a dividend payable in shares of Common Stock or (2) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                     (ii)      the  Company shall  authorize  the
       granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                     (iii)      of any reclassification of Common
       Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any share exchange whereby the Common Stock of the Company is converted into other securities, cash or other property; or

                     (iv)      of  the  voluntary or  involuntary
       dissolution, liquidation or winding up of the Company;

           then the Company shall cause to be filed with the transfer agent for the Amended Series B Preferred Stock, and shall cause to be mailed to all holders of record of the Amended Series B Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Company, at least fifteen (15) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, or grant of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock, for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                (h)      Certain Additional Rights.  In case  the
       Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Paragraph 10(c)(iv) or 10(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Paragraph 10(c)(iv)), the holder of each share of Amended Series B Preferred Stock upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall be entitled to receive for each share of Common Stock into which such share of Amended Series B Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets as distributed applicable to one share of Common Stock; provided, however, that at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Company may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the
       Company, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, which determination shall be conclusive). If any conversion of a share of Amended Series B Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Amended Series B Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the
       Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and
       (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

               (i)     Mandatory Conversion Right.

                     (i)      At any time after August 31,  1998,
       and provided that the Company is current in the payment of dividends on the Amended Series B Preferred Stock to the Mandatory Conversion Date, the Company may, at its option, require the conversion of all the outstanding shares of Amended Series B Preferred Stock into shares of Common Stock as set forth below; provided that such shares of Common Stock shall have been registered under the Securities Act. The Company may exercise this option only if for twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days, including the last trading day of such period, the Current Market Price (as defined in sub-paragraph (iii) below) of the Common Stock equals or exceeds $11.25, such conversion price to be subject to adjustments in the same manner and for the same events as the conversion price in sub-paragraph 10(c) or elsewhere in this Paragraph 10. In order to exercise its mandatory conversion option, the Company must provide written notice to the holder of the Amended Series B Preferred Stock, announcing the effective date of the mandatory conversion of the Amended Series B Preferred Stock (the "Mandatory Conversion Date") prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 31, 1998. The press release shall announce the Mandatory Conversion Date and provide the current conversion price, current conversion rate and Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the notice.
       Effective on the Mandatory Conversion Date, all of the issued and outstanding shares of Amended Series B Preferred Stock shall be converted into fully paid and non-assessable shares of Common Stock at such current conversion price and current conversion rate set forth in such press release in the manner provided in this Paragraph 10. Effective as of the close of business on the Mandatory Conversion Date, the shares of Amended Series B Preferred Stock shall no longer be deemed to be issued and outstanding and certificates evidencing such Stock shall solely evidence the right to receive the shares of Common Stock issuable in such conversion.

                     (ii)      Notice  of  the  exercise  of  the
       Mandatory Conversion Right will be given by first-class mail to the record holders of the Amended Series B Preferred Stock not more than four (4) business days after the Company issues the press release. The Mandatory Conversion Date will be a date selected by the Company not less than thirty (30) nor more than sixty
       (60) days after the date on which the Company issues the press release announcing its intention to exercise its Mandatory Conversion Right.

                     (iii)     The term "Current Market Price" of
       the  Common  Stock for any day means the reported  closing bid  price, regular way, on such day, as reported  on  The
       American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on The American Stock Exchange on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market or, if the Common Stock is not quoted or admitted to trading on such quotations system, on the principal quotation system in which the Common Stock may be listed or admitted to trading or quoted or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any American Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

     Paragraph 11.  Miscellaneous.

               (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Company, to its office as specified in its most recent Annual Report on Form 10-K (or any successor report or form) or to the Transfer Agent or other agent of the Company designated as permitted thereby or (ii) if to any holder of the Amended Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any Transfer Agent for the Amended Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

          (b) A copy of any notice given hereunder to any holder of Amended Series B Preferred Stock shall be provided to Kayne Anderson Management, Inc., 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067, unless otherwise requested in writing by any such holder.

           (c) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any original issuance or delivery of shares of Amended Series B Preferred Stock or shares of Common Stock or other securities issued on account of Amended Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Amended Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Amended Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered (including, without limitation, any sales or transfers of Redemption Stock arranged by the Company on behalf of a holder of Amended Series B Preferred Stock), or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has made arrangements satisfactory to the Transfer Agent for the payment to the Company of the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

      Until after the third anniversary of the Issuance Date neither the Company nor the Transfer Agent shall be required to recognize or record on the books and records of the Company or the Transfer Agent any transfer of any shares of Amended Series B Preferred Stock to a person who is not a citizen or resident of the United States of America without the prior written consent of the Company to such transfer, which consent shall not be unreasonably withheld, and the Company shall be entitled to request and receive reasonable proof of the citizenship or residency of any such proposed transferee before authorizing the transfer of such shares of Amended Series B Preferred Stock.

           (d) In the event that a holder of shares of Amended Series B Preferred Stock shall not by written notice designate to whom payment upon redemption of shares of Amended Series B Preferred Stock should be made or the address to which the such payment, should be sent, the Company shall be entitled to make such payment, in the name of the holder of such Amended Series B Preferred Stock as shown on the records of the Company and to send such payment, to the address of such holder shown on the records of the Company.

            (e) Unless otherwise provided in this Restated Certificate of Incorporation of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Amended Series B Preferred Stock and any other stock ranking on a parity with the Amended Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Amended Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividend distributions or payments, as the case may be, then payable per share on the shares of the Amended Series B Preferred Stock and such other stock bear to each other.

           (f) The Company may appoint, and from time to time discharge and change, the Transfer Agent for the Amended Series B Preferred Stock. Upon any such appointment or discharge of a Transfer Agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Amended Series B Preferred, Stock. The initial Transfer Agent for the Amended Series B Preferred Stock shall be the Company.